Exhibit 10.45

AMENDMENT 12

This Amendment 12 (“Amendment 12”) effective as of this 1st day of January, 2009 (“Effective Date”) between Double-Take Software, Inc. (formerly known as NSI Software, Inc.), 257 Turnpike Road, Suite 210, Southborough, MA 01772 (“Double-Take”) and Sunbelt Software Distribution, Inc.,  33 North Garden, Suite 1200, Clearwater, FL 33755 (“VAR”) amends the Xcelerate Partner Agreement (“Agreement”), between the parties dated August 2, 2001.

WHEREAS, Double-Take and VAR wish to modify certain provisions pertaining to Aggregate Dollar Commitment;

NOW THEREFORE in consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1.  The Aggregate Dollar Commitment (Schedule B, Section 4) shall be changed as follows:

The annual Aggregate Dollar Commitment is $12,250,000.00 which shall be distributed over the four contract quarters as indicated below:

Q1- 2009	Q2 - 2009	Q3 - 2009	Q4 - 2009
$2,800,350.00	$3,149,475.00	$3,033,100.00	$3,267,075.00

Except as modified under this Amendment 12, all other terms and conditions of the Agreement shall remain in full force and effect.  In the event of a conflict between the terms and conditions of this Amendment 12 and the Agreement, the terms and conditions of this Amendment 12 shall supersede.

IN WITNESS THEREOF, the parties hereto have caused this Amendment 12 to be executed by their duly authorized representatives.

Double-Take Software, Inc.                           Sunbelt Software Distribution, Inc.

Signature: /s/ S. Craig Huke                          Signature: /s/ Jo Murciano

Print Name: S. Craig Huke                                                                      Print Name: Jo Murciano

Title: Chief Financial Officer                                                                          Title: President of EMEA

Date: January 30, 2009                                                                                    Date: January 30, 2009